UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305

1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K with respect to the Supplements to Loan Agreements is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2015, Talen Energy Supply, LLC (formerly known as PPL Energy Supply, LLC) (the “Company”), a wholly owned, indirect subsidiary of Talen Energy Corporation, completed the previously announced remarketing of (i) $100,000,000 principal amount of its Exempt Facilities Revenue Refunding Bonds, Series 2009A (PPL Energy Supply, LLC Project) (the “2009A Bonds”), (ii) $50,000,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds, Series 2009B (PPL Energy Supply, LLC Project) (the “2009B Bonds”) and (iii) $80,570,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds, Series 2009C (PPL Energy Supply, LLC Project) (the “2009C Bonds” and, together with the 2009A Bonds and the 2009B Bonds, the “Bonds”), which Bonds had been subject to mandatory purchase by the Company on September 1, 2015.

Each series of Bonds was initially issued and sold by the Pennsylvania Economic Development Financing Authority (the “Authority”) on April 6, 2009, pursuant to a separate Trust Indenture, dated as of April 1, 2009 (each, an “Indenture” ), between the Authority and The Bank of New York Mellon Trust Company, N.A., as trustee. The Company received the proceeds from the original issuance of each series of Bonds pursuant to a separate Exempt Facilities Loan Agreement dated as of April 1, 2009 (each, a “Loan Agreement” and, collectively, the “Loan Agreements”), and each such Loan Agreement was amended and supplemented in connection with the remarketing by a First Supplement to Exempt Facilities Loan Agreement dated September 1, 2015 (each, a “Supplement to Loan Agreement” and, collectively, the “Supplements to Loan Agreements”) between the Company and the Authority. The Company used such proceeds to refund outstanding series of Authority bonds previously issued on behalf of the Company to finance a portion of the costs of the installation of certain “pollution control facilities” at certain electric generating stations.

The Supplements to Loan Agreements add to the Loan Agreements covenants of the Company related to a limitation on liens, a limitation on asset sales and an obligation to offer to purchase all or any part of the Bonds upon a change of control. The foregoing description of the Supplements to Loan Agreements does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Supplements to Loan Agreements, which are attached hereto as Exhibits 4(a), 4(b) and 4(c).

The Series 2009A Bonds bear interest at a fixed rate of 6.40% per annum and mature on December 1, 2038. The 2009A Bonds are not subject to mandatory purchase prior to their stated maturity date. The Series 2009A Bonds may be redeemed at the option of the Authority, upon the written direction of the Company, on or after September 1, 2025 at a redemption price of 100% of the principal amount thereof plus interest accrued, if any, to the redemption date. The Series 2009B Bonds bear interest at a fixed rate of 5.00% per annum to the mandatory purchase date described below, mature on December 1, 2038 and will be subject to mandatory purchase at a purchase price equal to the principal amount thereof plus accrued and unpaid interest on September 1, 2020. The Series 2009C Bonds bear interest at a fixed rate of 5.00% per annum to the mandatory purchase date described below, mature on December 1, 2037, and will be subject to mandatory purchase at a purchase price equal to the principal amount thereof plus accrued and unpaid interest on September 1, 2020. The Bonds are subject to extraordinary optional redemption prior to maturity in certain circumstances described in the Indenture, and are also subject to special mandatory redemption upon a determination that the interest on the Bonds would be included in the holders’ gross income for federal income tax purposes. Any such extraordinary optional or special mandatory redemption would also be at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date.

The payment of principal and interest on each series of Bonds is secured by an unsecured promissory note of the Company corresponding to such series of Bonds in a principal amount corresponding to the principal amount of such series of Bonds. The promissory notes contain principal, interest and prepayment provisions corresponding to the principal, interest and redemption provisions of the respective series of Bonds. Talen Energy Corporation does not guarantee the Company’s obligations under the Loan Agreements, the Supplements to Loan Agreements, the Bonds and/or the promissory notes referred to above.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4(a)	First Supplement to Series 2009A Exempt Facilities Loan Agreement, dated September 1, 2015, between Talen Energy Supply, LLC and Pennsylvania Economic Development Financing Authority.

4(b)	First Supplement to Series 2009B Exempt Facilities Loan Agreement, dated September 1, 2015, between Talen Energy Supply, LLC and Pennsylvania Economic Development Financing Authority.

4(c)	First Supplement to Series 2009C Exempt Facilities Loan Agreement, dated September 1, 2015, between Talen Energy Supply, LLC and Pennsylvania Economic Development Financing Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Russell R. Clelland
Russell R. Clelland
Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

Dated: September 1, 2015